Exhibit 99.3

WARNERMEDIA HOLDINGS, INC.

OFFER TO EXCHANGE ANY AND ALL OUTSTANDING

3.428% SENIOR NOTES DUE 2024, ISSUED ON MARCH 15, 2022.

3.528% SENIOR NOTES DUE 2024, ISSUED ON MARCH 15, 2022.

3.638% SENIOR NOTES DUE 2025, ISSUED ON MARCH 15, 2022.

3.788% SENIOR NOTES DUE 2025, ISSUED ON MARCH 15, 2022.

3.755% SENIOR NOTES DUE 2027, ISSUED ON MARCH 15, 2022.

4.054% SENIOR NOTES DUE 2029, ISSUED ON MARCH 15, 2022.

4.279% SENIOR NOTES DUE 2032, ISSUED ON MARCH 15, 2022.

5.050% SENIOR NOTES DUE 2042, ISSUED ON MARCH 15, 2022.

5.141% SENIOR NOTES DUE 2052, ISSUED ON MARCH 15, 2022.

5.391% SENIOR NOTES DUE 2062, ISSUED ON MARCH 15, 2022, AND

FLOATING RATE SENIOR NOTES DUE 2024, ISSUED ON MARCH 15, 2022,

FOR

A LIKE PRINCIPAL AMOUNT OF CORRESPONDING 3.428% SENIOR NOTES DUE 2024, 3.528% SENIOR NOTES DUE 2024, 3.638% SENIOR NOTES DUE 2025, 3.788% SENIOR NOTES DUE 2025, 3.755% SENIOR NOTES DUE 2027, 4.054% SENIOR NOTES DUE 2029, 4.279% SENIOR NOTES DUE 2032, 5.050% SENIOR NOTES DUE 2042, 5.141% SENIOR NOTES DUE 2052, 5.391% SENIOR NOTES DUE 2062, AND FLOATING RATE SENIOR NOTES DUE 2024, RESPECTIVELY, WHICH HAVE

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

To Our Clients:

Enclosed for your consideration is a prospectus, dated             , 2023 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of WarnerMedia Holdings, Inc. (f/k/a/ Magallanes, Inc.), a Delaware corporation (the “Issuer”), to exchange its 3.428% Senior Notes due 2024 (the “Old 2024 Senior Notes”), 3.528% Senior Notes due 2024 (the “Old 2024 NC1 Senior Notes”), 3.638% Senior Notes due 2025 (the “Old 2025 Senior Notes”), 3.788% Senior Notes due 2025 (the “Old 2025 NC1 Senior Notes”), 3.755% Senior Notes due 2027 (the “Old 2027 Senior Notes”), 4.054% Senior Notes due 2029 (the “Old 2029 Senior Notes”), 4.279% Senior Notes due 2032 (the “Old 2032 Senior Notes”), 5.050% Senior Notes due 2042 (the “Old 2042 Senior Notes”), 5.141% Senior Notes due 2052 (the “Old 2052 Senior Notes”), 5.391% Senior Notes due 2062 (the “Old 2062 Senior Notes”) and Floating Rate Senior Notes due 2024 (the “Old Floating Rate Senior Notes” and together with the Old 2024 Senior Notes, the Old 2024 NC1 Senior Notes, the Old 2025 Senior Notes, the Old 2025 NC1 Senior Notes, the Old 2027 Senior Notes, the Old 2029 Senior Notes, the Old 2032 Senior Notes, the Old 2042 Senior Notes, the Old 2052 Senior Notes and the Old 2062 Senior Notes, the “Old Notes”) for its 3.428% Senior Notes due 2024 (the “New 2024 Senior Notes”), 3.528% Senior Notes due 2024 (the “New 2024 NC1 Senior Notes”), 3.638% Senior Notes due 2025 (the “New 2025 Senior Notes”), 3.788% Senior Notes due 2025 (the “New 2025 NC1 Senior Notes”), 3.755% Senior Notes due 2027 (the “New 2027 Senior Notes”), 4.054% Senior Notes due 2029 (the “New 2029 Senior Notes”), 4.279% Senior Notes due 2032 (the “New 2032 Senior Notes”), 5.050% Senior Notes due 2042 (the “New 2042 Senior Notes”), 5.141% Senior Notes due 2052 (the “New 2052 Senior Notes”), 5.391% Senior Notes due 2062 (the “New 2062 Senior Notes”) and Floating Rate Senior Notes due 2024 (the “New Floating Rate Senior Notes” and together with the New 2024 Senior Notes, the New 2024 NC1 Senior Notes, the New 2025 Senior Notes, the New 2025 NC1 Senior Notes, the New 2027 Senior Notes, the New 2029 Senior Notes, the New 2032 Senior Notes, the New 2042 Senior Notes, the New 2052 Senior Notes and the New 2062 Senior Notes, the “New Notes”), respectively, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Registration Rights Agreement, dated March 15, 2022, relating to the Old Notes, by and among the Issuer, J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the initial purchasers.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on             , 2023, unless extended by the Issuer (such time and date as to the Exchange Offer, as the same may be extended, the “Expiration Date”). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 P.M., New York City time, on the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 P.M., New York City time, on             , 2023, unless extended by the Issuer.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by WarnerMedia Holdings, Inc. with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

CHECK ONE:

☐	3.428% Senior Notes due 2024	$
☐	3.528% Senior Notes due 2024	$
☐	3.638% Senior Notes due 2025	$
☐	3.788% Senior Notes due 2025	$
☐	3.755% Senior Notes due 2027	$
☐	4.054% Senior Notes due 2029	$
☐	4.279% Senior Notes due 2032	$
☐	5.050% Senior Notes due 2042	$
☐	5.141% Senior Notes due 2052	$
☐	5.391% Senior Notes due 2062	$
☐	Floating Rate Senior Notes due 2024	$

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the aggregate principal amount of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

☐	3.428% Senior Notes due 2024	$
☐	3.528% Senior Notes due 2024	$
☐	3.638% Senior Notes due 2025	$
☐	3.788% Senior Notes due 2025	$
☐	3.755% Senior Notes due 2027	$
☐	4.054% Senior Notes due 2029	$
☐	4.279% Senior Notes due 2032	$
☐	5.050% Senior Notes due 2042	$
☐	5.141% Senior Notes due 2052	$
☐	5.391% Senior Notes due 2062	$
☐	Floating Rate Senior Notes due 2024	$

☐ NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Old Notes or New Notes, (iii) neither the undersigned nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of any Issuer, and (iv) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Dated:

Signature(s):

Print name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

4